                                                                     EXHIBIT 4.2



















                                    BY-LAWS

                                      of

                             AIRTRAN AIRWAYS, INC.


             by virtue of its merger with AIRTRAN AIRLINES, INC.,

                  formerly  known as VALUEJET AIRLINES, INC.

                         AMENDED AND RESTATED BY-LAWS

                                      OF

                            VALUJET AIRLINES, INC.

                                  ARTICLE ONE
                                    OFFICES
                                    -------

      Section 1.1   Registered Office and Agent.  The corporation shall maintain
                    ---------------------------
a registered office and shall have a registered agent whose business office is identical with such registered office.

      Section 1.2   Other Offices.  The corporation may have offices at such
                    -------------
place or places, within or without the State of Nevada, as the Board of Directors may, from time to time, appoint or as the business of the corporation may require or make desirable.

                                  ARTICLE TWO
                                 CAPITAL STOCK
                                 -------------

      Section 2.1   Issuance and Notice.  Certificates of each class of stock
                    -------------------
shall be numbered consecutively in the order in which they are issued. They shall be signed by the President and Secretary and the seal of the corporation shall be affixed thereto. In an appropriate place in the corporate records there shall be entered the name of the person owning the shares, the number of shares and the date of issue. Certificates of stock exchanged or returned shall be canceled and placed in the corporate records. Facsimile signatures may be utilized in accordance with Section 2.2 of this Article.

      Section 2.2   Transfer Agents and Registrars.  The Board of Directors of
                    ------------------------------
the corporation may appoint a transfer agent or agents and a registrar or registrars of transfer (other than the corporation itself or an employee thereof) for the issuance of shares of stock of the corporation and may require that all stock certificates bear the signature of such transfer agent and registrar. In the event a share certificate is authenticated by both the transfer agent and the registrar, any share certificate may be signed by the facsimile of the signature of either or both of the President and Secretary printed thereon. If the same is countersigned by the transfer agent and registrar of the corporation, the certificates bearing the facsimile of the signatures of the President and Secretary shall be valid in all respects as if such person or persons were still in office even though such person or persons shall have died or otherwise ceased to be officers.

      Section 2.3   Transfer.  Upon the surrender to the corporation or to the
                    --------
transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of assignment of authority to transfer, it shall be the duty of the corporation to issue a certificate to the person entitled thereto, to cancel the surrendered certificate and to record the transaction upon its books.

      Section 2.4   Lost Certificates.  Any person claiming a certificate of
                    -----------------
stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Board of Directors so requires, comply with such other conditions applicable to the circumstances as the Board of

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Directors may require, including the delivery of a bond of indemnity, in form and with one or more sureties satisfactory to the Board of Directors, in at least double the value of the stock represented by said certificates; whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

      Section 2.5   Shareholders of Record.  The corporation shall be entitled
                    ----------------------
to recognize the exclusive right of a person registered on the books as the owner of shares entitled to receive dividends or to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

      Section 2.6   Determining Shareholders of Record.  The Board of Directors
                    ----------------------------------
shall have the power to close the stock transfer books of the corporation for a period not exceeding sixty (60) days preceding the date of any meeting of Shareholders or the date for payment of any dividend. Such date shall serve as the record date for the determination of the Shareholders entitled to notice of and to vote at such meeting or to receive payment of such dividend. When a record date is so fixed, only Shareholders of record on that date shall be entitled to notice of and to vote at the meeting or to receive payment of any dividend, notwithstanding any transfer of any shares on the books of the corporation after the record date.

      Section 2.7   Voting.  The holders of the common stock shall be entitled
                    ------
to one vote for each share of stock standing in their name. The holders of any class or series of preferred stock shall have the rights to vote specified in the corporation's certificate of rights, preferences and privileges filed in accordance with the laws of the State of Nevada.

      Section 2.8   Statement of Rights of Holders of Stock.  So long as the
                    ---------------------------------------
corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate of stock, or the certificate shall have a statement that the corporation will furnish to any Shareholder upon request and without charge, a full or summary statement of the voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes of stock or series thereof.

                                 ARTICLE THREE
                             SHAREHOLDERS' MEETING
                             ---------------------

      Section 3.1   Place of Meetings.  All meetings of the Shareholders shall
                    -----------------
be held at the registered office of the corporation or at such other place, either within or without the State of Nevada, as the Board of Directors may, from time to time, designate.

      Section 3.2   Annual Meeting.  An annual meeting of the Shareholders shall
                    --------------
be held each year at such time and date between January 1 and June 30 as shall be designated by the Board of Directors and stated in the notice of the meeting. If an annual meeting has not been called and held by June 30 of any year, such meeting may be called by the holders of ten percent (10%) or more of the voting power of the corporation outstanding and entitled to vote. At such annual meeting, the Shareholders shall elect a Board of Directors by a plurality vote and transact such other business as may properly be brought before the meeting.

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      Section 3.3   Special Meetings.
                    ----------------

      A.  Calling of Special Meetings.  Upon request in writing to the President
          ---------------------------
or Secretary, sent by registered mail or delivered to such Officer in person, by any of the persons entitled to call a meeting of Shareholders, as provided in
Section 3.3B below, such Officer shall forthwith cause notice to be given to the Shareholders entitled to vote at such meeting. If the notice is not given within thirty (30) days after the date of delivery of the request, the persons calling the meeting may fix the time of meeting and give the notice in the manner provided in these By-laws.

      B.  Persons Entitled to Call Special Meetings.  Special meetings of the
          -----------------------------------------
Shareholders, for any purpose whatsoever, may be called at any time by any of the following: (1) a majority of the Board of Directors in office; and (2) Shareholders holding not less than twenty-five percent (25%) of the voting power of the corporation.

      C.  Permissible Matters.  Business transacted at all special meetings
          -------------------
shall be confined to the objects stated in the call.

      Section 3.4   Notice.
                    ------

      A.  Notice of Meetings.  Notice of all meetings of Shareholders shall be
          ------------------
given in writing to Shareholders entitled to vote signed by the Secretary or an Assistant Secretary or other person charged with that duty, or, in the case of his neglect or refusal, or if there is no person charged with the duty of giving notice, by any Director or Shareholder.

      B.  Method of Notice.  A notice may be given by the corporation to any
          ----------------
Shareholder, either personally or by mail or other means of written communication, charges prepaid, addressed to the Shareholder at his address appearing on the books of the corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first-class postage thereon, prepaid and addressed to the Shareholder at his address as it appears on the stock transfer books of the corporation.

      C.  Time of Notice.  Notice of meeting of Shareholders shall be sent to
          --------------
each Shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before the meeting, except in the case of a meeting for the purpose of approving a merger or consolidation agreement in which case the notice must be given not less than twenty (20) days prior to the date of the meeting.

      D.  Contents of Notice.  Notice of any meeting of Shareholders shall
          ------------------
specify the place, the day and the hour of the meeting and the purpose for calling the meeting.

      Section 3.5   Waiver of Notice.  Notice of a meeting need not be given to
                    ----------------
any Shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting; and a Shareholder's waiver shall be deemed the equivalent of giving proper notice. Attendance of a Shareholder at a meeting, either in person or by proxy, shall by itself constitute a waiver of notice and a waiver of any and all objections to the time or place of the meeting or the manner in which it has been called or convened, unless a Shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the

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transaction of business. Unless otherwise specified herein, neither the business transacted nor the purpose of the meeting need be specified in the waiver.

      Section 3.6   Presence by Telephone.  Shareholders may participate in a
                    ---------------------
meeting of the Shareholders by means of a conference telephone or similar communications equipment by which all participants in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.6 shall constitute presence in person at such meeting.

      Section 3.7   Quorum.  The majority of the shares entitled to vote,
                    ------
represented in person or by proxy, shall constitute a quorum at any meeting of Shareholders. If a quorum is present, action on a matter (other than the election of Directors) by the Shareholders is approved if the votes cast by the Shareholders favoring the action exceed the votes cast opposing the action unless provided otherwise (i) under the corporation's articles of incorporation,
(ii) under the rights and preferences of any class or series of stock authorized, or (iii) under Nevada law. When a quorum is once present to organize a meeting, the Shareholders present may continue to do business at the meeting until adjournment even though enough Shareholders withdraw to leave less than a quorum.

      Section 3.8   Adjournment.  Any meeting of the Shareholders may be
                    -----------
adjourned by the holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present. Notice of the adjourned meeting or of the business to be transaction at such meeting shall not be necessary, provided the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. Notwithstanding the preceding sentence, if the Board of Directors fixes a new record date for the adjourned meeting with respect to who can vote at such meeting, then notice of the adjourned meeting shall be given to each Shareholder of record on the new record date who is entitled to vote at such meeting, which notice shall be given in accordance with the provisions of Section 3.4 hereof. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called.

      Section 3.9   Voting Rights.  Each Shareholder shall be entitled at each
                    -------------
Shareholders' meeting to one vote for each share of the capital stock having voting power held by such Shareholder except as otherwise provided (i) under the corporation's articles of incorporation, or (ii) the corporation's certificate of rights, preferences and privileges filed in accordance with the laws of the State of Nevada. Neither treasury shares nor shares held by a subsidiary of the corporation shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

      Section 3.10  Proxies.  A Shareholder entitled to vote may vote in person
                    -------
or by proxy executed in writing by the Shareholder or by his attorney-in-fact. If any Shareholder designates two or more persons to act as proxies, a majority of those present at the meeting; or if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such Shareholder upon all of the persons so designated unless the Shareholder shall otherwise provide. A proxy shall not be valid after six 6) months from the date of its execution unless it is coupled with an interest, or unless a longer period is expressly stated in such proxy, which may not exceed seven (7) years from the date of its creation. Every proxy shall be revocable at the pleasure of the Shareholder executing it except as may be otherwise provided in the Nevada Revised Statutes.

      Section 3.11  Election Judges.  The Board of Directors, or if the Board
                    ---------------
shall not have made the appointment, the chairman presiding at any meeting of Shareholders, shall appoint two or more persons to act as election judges to receive, canvass, certify and report the votes cast by the Shareholders at such meeting; but no candidate for the office of Director shall be appointed as an election judge at any meeting for the election of Directors.

      Section 3.12  Chairman of Meeting.  The Chairman of the Board shall
                    -------------------
preside at all meetings of the Shareholders; and, in the absence of the Chairman of the Board, the President shall serve as chairman of the meeting.

      Section 3.13  Secretary of Meeting.  The Secretary of the corporation
                    --------------------
shall act as secretary of all meetings of the Shareholders; and, in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

      Section 3.14  Action by Consent of Shareholders.  Any action required or
                    ---------------------------------
permitted to be taken at a meeting of the Shareholders may be taken without a meeting if a written consent setting forth the action shall be signed by Shareholders holding at least a majority of the voting power, unless a greater vote is required (i) under the corporation's articles of incorporation, (ii) under the corporation's certificate of rights, preferences and privileges filed in accordance with the laws of the State of Nevada, or (iii) under Nevada law, in which event, such greater proportion of written consent shall be required. Any such consent shall be filed with the Secretary of the corporation and shall have the same force and effect as a unanimous vote of the Shareholders.

                                 ARTICLE FOUR
                                   DIRECTORS
                                   ---------

      Section 4.1   Management of Business.  Subject to these By-laws, the full
                    ----------------------
and entire management of the affairs and business of the corporation shall be vested in the Board of Directors which shall have and which may exercise all of the powers that may be exercised or performed by the corporation.

      Section 4.2   Number, Qualification and Term of Office.  The business and
                    ----------------------------------------
affairs of the corporation shall be managed by a Board of Directors which shall consist of such number of members, not less than three nor more than nine, as shall be determined from time to time by resolution of the Board of Directors at any meeting of the Board or by the unanimous written consent of the Board. Each member of the Board of directors of the corporation shall be elected by a plurality of the votes cast by the shares entitled to vote for the election of Directors. None of the Directors need be a resident of the State of Nevada or hold shares of stock in the corporation. The Directors shall be elected at an annual or special meeting of the Shareholders and shall serve for a term of one
(1) year or until their successors are elected and qualified.

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      Section 4.3   Vacancies.
                    ---------

      A.  When Vacancies Occur.  Vacancies in the Board of Directors shall exist
          ---------------------
in the case of happening of any of the following events: (1) the death, resignation or removal of any Directors; (2) a declaration of vacancy by the Board of Directors as provided in Paragraph B below; (3) the authorized number of Directors is increased by resolution of the Board of Directors; or (4) at any meeting of Shareholders at which the Directors are elected, the Shareholders fail to elect the full authorized number of Directors to be voted for at that meeting. A reduction of the authorized number of Directors does not remove any Director prior to the expiration of his term in office.

      B.  Declaration of Vacancy.  The Board of Directors may declare vacant the
          ----------------------
office of any Director in either of the following cases: (1) if he is declared of unsound mind by an appropriate court order or convicted of a felony; or (2) if within sixty (60) days after notice of his election he does not accept the office either in writing or by attending a meeting of the Board of Directors.

      C.  Filling Vacancies.  Unless the Articles of Incorporation or a
          -----------------
provision of these By-laws approved by the Shareholders provides otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy. If the Directors remaining in office do not constitute a quorum of the board, the Directors may fill the vacancy by affirmative vote of a majority of all the Directors remaining in office. Such appointment by the Shareholders or Directors shall continue until the expiration of the term of the Director whose place has become vacant.

      Section 4.4   Compensation.  For their services as Directors, the
                    ------------
Directors may receive a fixed sum salary and reimbursement of expenses of attendance at each meeting of the Board as approved by the Shareholders or Board of Directors from time to time. A Director may serve the corporation in a capacity other than that of Director and receive compensation for the services rendered in such other capacity.

                                 ARTICLE FIVE
                              DIRECTORS' MEETINGS
                              -------------------

      Section 5.1   Place of Meetings.  The meetings of the Board of Directors
                    -----------------
may be held at the registered office of the corporation or at any place, within or without the State of Nevada, which a majority of the Board of Directors may, from time to time, designate.

      Section 5.2   Annual Meeting.  The Board of Directors shall meet each year
                    --------------
immediately following the annual meeting of the Shareholders at the place such Shareholders' meeting was held or at such other time, date and place as a majority of the Board of Directors may designate. At such annual meeting, Officer shall be elected and such other business may be transacted which is within the powers of the Directors. Notice of the annual meeting of the Board of Directors need not be given.

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      Section 5.3   Regular Meetings.
                    ----------------

      A.  When Regular Meetings Held.  Regular meetings of the Board of
          --------------------------
Directors (which includes the annual meeting) shall be held not less than every three (3) months.

      B.  Call of Regular Meetings.  All regular meetings of the Board of
          ------------------------
Directors of the Corporation shall be called by the Chairman of the Board or by the President.

      C.  Notice of Regular Meetings.  Written notice of the time and place of
          --------------------------
the regular meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or by other form of written communication (including facsimile transmission) at least two (2) business days before the meeting.

      Section 5.4   Special Meetings.
                    ----------------

      A.  A Special Meetings.  Special meetings of the Board of Directors may be
          ------------------
called by the Chairman of the Board or by any two Directors.

      B.  Notice of Special Meeting.  Written notice of the time and place of
          -------------------------
special meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or by other form of written communication (including facsimile transmission) at least two (2) business days before the meeting.

      Section 5.5   Waiver of Notice.  A Director may waive in writing notice of
                    ----------------
a special meeting of the Board, either before or after the meeting, and his waiver shall be deemed the equivalent of giving notice. Attendance of a director at a meeting shall constitute a waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business on the grounds that the meeting has not been lawfully called or convened.

      Section 5.6   Purpose of Meeting.  Neither the business to be transacted
                    ------------------
at a regular or special meeting, nor the purpose of such meeting, need be specified in the notice or waiver of notice of such meeting.

      Section 5.7   Presence by Telephone.  Members of the Board of Directors
                    ---------------------
may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by which all Directors participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5.7 shall constitute presence in person at such meeting.

      Section 5.8   Quorum.  At meetings of the Board of Directors, a majority
                    ------
of the Directors shall constitute a quorum for the transaction of business.
Only when a quorum is present may the Board of Directors continue to do business at any such meeting. If a quorum is present, the acts of a majority of Directors in attendance shall be the acts of the Board.

      Section 5.9   Adjournment.  A meeting of the Board of Directors may be
                    -----------
adjourned. Notice of the time and the place of the adjourned meeting and of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken, shall not

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be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

      Section 5.10  Manifestation of Dissent.  A Director of the corporation who
                    ------------------------
is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

      Section 5.11  Action by Consent.  If all of the Directors, severally or
                    -----------------
collectively, consent in writing to any action taken or to be taken by the corporation and the writing or writings evidencing their consent are filed with the Secretary of the corporation, the action shall be as valid as though it had been authorized at a meeting of the Board of Directors.

      Section 5.12  Committees.  The Board of Directors may from time to time,
                    ----------
by majority resolution of the full Board of Directors, appoint from among its member such Committees as the Board may determine. The members of the Executive Committee, if there is one, shall include the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and such other persons designated by the Board of Directors. If an Executive committee is formed, such Committee shall, during the interval between meetings of the Board, advise and aid the Officers of the corporation in all matters in the corporation's interest and the management of its business and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board may delegate to the Executive Committee authority to exercise all powers of the Board, excepting powers which may not be delegated to such Committee under Nevada law, while the Board is not in session. Vacancies in the membership of any Committee which shall be so appointed by the Board of Directors shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose. All committees shall keep regular minutes of their proceedings and report the same to the full board when requested or required.

                                  ARTICLE SIX
                                   OFFICERS
                                   --------

      Section 6.1   Officers.  The Officers of the corporation shall consist of
                    --------
those Officers, if any, as the Board of Directors shall designate from time to time. Upon such action by the Board of Directors, the officers of the corporation may include a Chairman of the Board, a Vice Chairman of the Board, a President, a Vice President or Vice Presidents, Secretary, Treasurer and Assistants to the Vice President, Secretary or Treasurer. The Officers shall be elected by and shall serve at the pleasure of the Board of Directors. The same individual may simultaneously hold more than one office in the corporation. The Board of Directors may designate one or more of the officers with the additional titles of Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. The officers so designated shall have those duties incident to the respective designations, in addition to the duties set forth herein.

      Section 6.2   Duties of Officers.  All Officers of the corporation, as
                    ------------------
between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as hereinafter provided in these By-laws or as may be determined by action of the Board of Directors to the extent not inconsistent with these By-laws.

      Section 6.3   Chairman of the Board.  The Chairman of the Board shall be a
                    ---------------------
member of the Board of Directors. He shall, when present, preside at all meetings of the Board of Directors. He may execute any deeds, mortgages, bonds or other contracts pursuant to authority (which may be general authority) from the Board of Directors, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

      Section 6.4   Vice Chairman of the Board.  The Vice Chairman of the Board,
                    --------------------------
if there is one, shall serve in the place of the Chairman of the Board in the absence of the Chairman. The Vice Chairman of the Board shall perform such other duties as may be prescribed by the Board of Directors from time to time.

      Section 6.5   President.  The President shall have the responsibility for
                    ---------
the general supervision of the business affairs of the corporation. He shall be responsible for the day-to-day administration of the corporation, including general supervision of the implementation of the policies of the corporation, general and active management of the financial affairs of the corporation and may execute certificates for shares of the corporation, deeds, mortgages, bonds or other contracts under the seal of the corporation pursuant to authority (which may be general authority) from the Board of Directors except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. He shall preside at all meetings of the Directors and Shareholders (except when there is a separately elected Chairman of the Board) and shall discharge the duties of a presiding officer. He shall present at each annual meeting of the Shareholders a report of the business of the corporation for the preceding fiscal year. The President shall also perform whatever other duties the Board of Directors may from time to time prescribe.

      Section 6.6   Vice Presidents.  The Vice President or Vice Presidents
                    ---------------
shall perform such duties and have such powers as the Chairman of the Board or the Board of Directors may from time to time prescribe. The Board of Directors or the Chairman of the Board may designate the order of seniority of Vice Presidents, in the event there is more than one, and may designate one or more Vice Presidents as Senior Vice Presidents. The duties and powers of the President shall disburse first to the Senior Vice President or to the Vice Presidents in the order of seniority specified by the Board of Directors or the Chairman of the Board.

      Section 6.7   Secretary.  The Secretary shall (i) keep minutes of all
                    ---------
meetings of the Shareholders and Directors, (ii) have charge of the minute books, stock books and seal of the corporation, and (iii) perform such other duties and have such other powers as may, from time to time, be delegated to him by the Board of Directors or Chairman of the Board.

      Section 6.8   Treasurer.  Treasurer shall:
                    ---------

                         (1) Funds - Custody and Deposit.  Have charge and
                             ---------------------------
custody of, and be responsible for, all funds and securities of the corporation and shall deposit all such funds and other valuable effects in the name and to the credit of the corporation in such depositories as shall be authorize by the Board of Directors.

                         (2) Funds - Receipt.  Give receipts for all moneys due
                             ---------------
and payable to the corporation.

                         (3) Funds - Disbursement.  Disburse the funds of the
                             --------------------
corporation, keeping proper vouchers for such disbursements.

                         (4) Maintain Accounts.  Keep and maintain adequate and
                             -----------------
correct accounts of the corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.

                         (5) Other Duties.  Perform all the duties incident to
                             ------------
the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or Chairman of the Board.

      Section 6.9   Assistant Vice Presidents, Assistant Secretary and Assistant
                    ------------------------------------------------------------
Treasurer. Assistants to the Vice Presidents, Secretary and Treasurer may be
---------
appointed and shall have such duties as shall be delegated to them by the Board of Directors or Chairman of the Board.

      Section 6.10  Delegation of Duties.  In case of the absence of any Officer
                    --------------------
of the corporation, or for any other reason and for any duration that the Board of Directors may deem advisable, the Board of Directors may delegate the powers or duties, or any of them, of such Officer to any other Officer, or to any Director, provided a majority of the entire Board concurs therein.

      Section 6.11  Removal of Officers.  Any Officer elected or appointed by
                    -------------------
the Board of Directors may be removed by the Board of Directors whenever, in the judgment of a majority of the members of the Board of Directors, the best interest of the corporation will be served thereby. The removal of any such Officer shall be without prejudice to the contract rights, if any, of the person so removed; however, the election or appointment of an Officer shall not in and of itself create any contract rights.

      Section 6.12  Vacancies.  When a vacancy occurs in one of the executive
                    ---------
officers by death, resignation or otherwise, it shall be filled by the Board of Directors. The Officer so elected shall hold office until his successor is chose and qualified.

      Section 6.13  Compensation.  The Board of Directors shall prescribe or fix
                    ------------
the salaries, bonuses, pensions, benefits under pension plans and profit sharing plans, stock option plans and all other plans, benefits and compensation to be paid or allowed to or in respect of (i) all Officers and any or all employees of the corporation, including Officers and employees who may also be Directors of the corporation and (ii) the Directors of the corporation, as such. Directors of the corporation shall not be disqualified from voting on their own or any other person's plan, benefit or compensation to be paid by the corporation merely because they or such other person is a Director or an Officer or an employee of the corporation. The Board of Directors may delegate these functions to any Officer not a Director except those determinations involving an Officer or Director.

                                 ARTICLE SEVEN
                                     SEAL
                                     ----

      Section 7.1   Seal.  The seal of the corporation shall be in such form as
                    ----
the Board of Directors may, from time to time, determine. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the words "Corporate Seal" enclosed in parentheses or scroll shall be deemed the seal of the corporation. The seal shall be in the custody of the Secretary and affixed by him or any Assistant Secretary on the certificates of stock and such other papers as may be directed by law, by these by-laws or by the Chairman of the Board, President or Board of Directors.

                                 ARTICLE EIGHT
                                  AMENDMENTS
                                  ----------

      Section 8.1   Amendments.  These by-laws may be amended at any meeting of
                    ----------
the Board of Directors by the affirmative vote of a majority of the Directors except as otherwise provided herein or except as prohibited by law.

                                 ARTICLE NINE
                                INDEMNIFICATION
                                ---------------

      Section 9.1   Definitions.  As used in this Article, the term:
                    -----------

      A. "Corporation" means this corporation and includes any domestic or foreign predecessor entity of this corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

      B. "Director" means an individual who is or was a Director of the Corporation or an individual who, while a Director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A Director is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a Director.

      C.  "Expenses" includes attorneys' fees.

      D. "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

      E. "Officer" means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An officer is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.

      F. "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

      G. "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal but shall include an action or suit by or in the right of the Corporation only if such action or suit is to procure a judgment in the Corporation's favor.

      Section 9.2   Basic Indemnification Arrangement.
                    ---------------------------------

      A. Except as provided in subsections 9.2D and 9.2E below, the Corporation shall indemnify any Officer or Director in the event he is made a party to a proceeding because he is or was a director or officer against liability incurred by him in the proceeding if he acted in good faith and in a manner he believed to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

      B. An Officer's or Director's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 9.2A.

      C. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contenders or its equivalent shall not, of itself, be determinative that any Officer or Director did not meet the standard of conduct set forth in subsection 9.2A.

      D.  The Corporation shall not indemnify any Officer or Director under this
Article in connection with a proceeding by or in the right of the Corporation in which such Officer or Director was adjudged liable to the Corporation, unless and only to the extent the court in which the proceeding was brought or other court of competent jurisdiction determines upon application that in view of all circumstances of the case, the Officer or Director is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      E. Indemnification permitted under this Article in connection with a proceeding is limited to liability and expenses actually and reasonably incurred in connection with the proceeding.

      Section 9.3   Advances for Expenses.
                    ---------------------

      A. The Corporation shall pay for or reimburse the reasonable expenses incurred by an Officer or Director as a party to a proceeding in advance of final disposition of the proceeding if he furnishes the Corporation a written undertaking (meeting the qualifications set forth below in subsection 9.3B), executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to any indemnification under this Article or otherwise.

      B. The undertaking required by subsection 9.3A above must be an unlimited general obligation of such Officer or Director but need not be secured and may be accepted without reference to financial ability to make repayment.

      Section 9.4   Authorization of and Determination of Entitlement to
                    ----------------------------------------------------
Indemnification.
---------------

      A.  The Corporation shall not indemnify any Officer or Director under
Section 9.2 unless a separate determination has been made in the specific case that indemnification of such Officer or Director is permissible in the circumstances because he has met the standard of conduct set forth in subsection 9.2A or unless ordered by a court or advanced pursuant to Subsection 9.3; provided, however, that regardless of the result or absence of any such determination, to the extent that such Officer or Director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a Director or Officer, the Corporation shall indemnify such Officer or Director against liability incurred by him in connection therewith.

      B. The determination referred to in subsection 9.4A above shall be made, at the election of the Board of Directors:

          1. By the Board of Directors of the Corporation by majority vote of a quorum consisting of Directors not at the time parties to the proceeding;

          2.  By special independent legal counsel:

                (a) selected by the Board of Directors in the manner prescribed in subparagraph 1 immediately above; or

                (b) if a quorum of the Board of Directors cannot be obtained under subparagraph 1 immediately above, selected by a majority vote of the full Board of Directors (in which selection Directors who are parties may participate); or

           3. By the Shareholders provided that shares owned by or voted under the control of Directors or Officers who are at the time parties to the proceeding may not be voted on the determination.

      C. Evaluation as to reasonableness of expenses of an Officer or Director in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 9.4B above, except that if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection 9.4B2 to select counsel.

      Section 9.5   Limitations on Indemnification of Officers and Directors.
                    --------------------------------------------------------
Nothing in this Article shall require or permit indemnification of an Officer or Director for any liability if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action.

      Section 9.6   Witness Fees.  Nothing in this Article shall limit the
                    ------------
Corporation's power to pay or reimburse expenses incurred by an Officer or Director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

      Section 9.7   Non-exclusivity, Etc.  The rights of an Officer or Director
                    --------------------
hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that such Officer or Director may have under the Corporation's By-laws or the Nevada Revised Statutes or otherwise.

      Section 9.8   Intent.  It is the intention of this corporation that this
                    ------
Article of the By-laws of this Corporation and the indemnification hereunder shall extend to the maximum indemnification possible under the laws of the State of Nevada and if one or more words, phrases, clauses, sentences or sections of this Article should be held unenforceable for any reason, all of the remaining portions of this Article shall remain in full force and effect.

                                  ARTICLE TEN
                                   DEALINGS
                                   --------

      Section 10.1  Related Transactions.  No contract or other transactions
                    --------------------
between this corporation and any other firm, association or corporation shall be affected or invalidated by the fact that any of the members of the Board of Directors of this corporation are interested in or are members, shareholders, governors or directors of such firm, association or corporation; and no contract, act or transaction of this corporation with any individual firm, association or corporation shall be affected or invalidated by the fact that any of the members of the Board of Directors of this corporation are parties to or interested in such contract, act or transaction or are in any way connected with such individual, firm, association or corporation. Each and every individual who may become a member of the Board of Directors of this corporation is hereby relieved from any liability that might otherwise exist from contracting with this corporation for the benefit of himself or herself or any firm, association or corporation in which he or she may in any way be interested. Notwithstanding the above, the provisions of this Section 10.1 shall be applicable only in the absence of fraud and only where the interest in such transaction of an interested party has been disclosed and the interested party, if a Director, has abstained from a vote thereon.

                                ARTICLE ELEVEN
                            DIVIDENDS AND RESERVES
                            ----------------------

      Section 11.1  Dividends.  The Board of Directors of the corporation may
                    ---------
from time to time declare, and in such event the corporation shall pay, dividends on the corporation's outstanding shares in case, property or the corporation's own shares, except when the corporation is insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation or any applicable law, subject to the following:

      A. Dividends may be declared and paid in the corporation's own shares out of any treasury shares that have been reacquired by the corporation.

      B. Dividends may be declared and paid in the corporation's own authorized but unissued shares, provided that such shares shall be issued at not less than the par value thereof and the shall be transferred to stated capital at the time such dividend is paid and amount at least equal to the aggregate par value of the shares to be issued as a dividend.

      C. The corporation shall have the use of any cash or property declared as a dividend that is unclaimed until the time it escheats to the applicable jurisdiction. Any stock declared as a dividend or unclaimed shall be voted by the Board of Directors.

      Section 11.2  Reserves.  Before payment of any dividend, there may be set
                    --------
aside out of any funds of the corporation available for dividends such sum or sums as the Directors, from time to time, in their absolute discretion, thing proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner by which it was created.

     ARTICLE TWELVE
                          CORPORATE BOOKS AND RECORDS
                          ---------------------------

      Section 12.1  Minutes of Corporate Meetings.  The corporation shall keep
                    -----------------------------
at its principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of its Directors and of its Shareholders, with the time and place of holding, whether annual, regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof.

      Section 12.2  Share Register.  The corporation shall keep at the principal
                    --------------
office, or at the office of the transfer agent, a share register showing the names of the Shareholders and their addresses, the number shares held by each and the number and date of cancellation of every certificate surrendered for cancellation. The above specified information may be kept by the corporation on punch cards, magnetic tape or other information storage device related to electronic data processing equipment provided that such card, tape or other equipment is capable of reproducing the information in clearly legible form.

                               ARTICLE THIRTEEN
                              GENERAL PROVISIONS
                              ------------------

      Section 13.1  Fiscal Year.  The fiscal year of the corporation shall be
                    -----------
fixed by resolution of the Board of Directors.

      Section 13.2  Authority for Execution of Contracts and Instruments.  The
                    ----------------------------------------------------
Board of Directors, except as otherwise provided in these By-laws, may authorize any Officer or Officers, agent or agents to enter into any contract or execute and delivery any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specified instances; and, unless so authorized, no Officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

      Section 13.3  Signing of Checks, Drafts, Etc.  All checks, drafts or other
                    ------------------------------
order for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.



AS ADOPTED BY THE DIRECTORS OF THE CORPORATION ON AUGUST 20, 1993.

AS AMENDED BY THE DIRECTORS OF THE CORPORATION ON MARCH 18, 1994.

AS AMENDED BY THE DIRECTORS OF THE CORPORATION ON DECEMBER 12 1996.